EXHIBIT 3.1
Delaware	PAGE 1
The First State

       I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A TEXAS CORPORATION UNDER THE NAME OF “GRC HOLDINGS, INC.” TO A DELAWARE CORPORATION, CHANGING ITS NAME FROM “GRC HOLDINGS, INC.” TO “CHINA BIOLOGIC PRODUCTS, INC.” FILED IN THIS OFFICE ON THE TENTH DAY OF JANUARY, A.D. 2007, AT 4:56 O'CLOCK P.M.

       A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor, Secretary of State
4283489 8100V 070031736	AUTHENTICATION: 5348489 DATE: 01-11-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:55 PM 01/10/2007
FILED 04:56 PM 01/10/2007
SRV 070031736 - 4283489 FILE

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
TO A DELAWARE CORPORATION
PURSUANT TO SECTION 265 OF THE
DELAWARE GENERAL CORPORATION LAW

1). The jurisdiction where the Non-Delaware Corporation first formed is       TEXAS

2.) The jurisdiction immediately prior to filing this Certificate is       TEXAS

3.) The date the Non-Delaware Corporation first formed is       May 28, 2003

4.) The name of the Non-Delaware Corporation immediately prior to filing this Certificate is       GRC HOLDINGS, INC.

5.) The name of the Corporation as set forth in the Certificate of Incorporation is       CHINA BIOLOGIC PRODUCTS, INC.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on the       5th       day of       JANUARY      , A.D.       2007      .

By:	/s/ Sarah-Nicole Pinheiro

Name:	/s/ Sarah-Nicole Pinheiro
Print or Type

Title:	Incorporator
Print or Type

Delaware	PAGE 2
The First State

       I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF INCORPORATION OF “CHINA BIOLOGIC PRODUCTS, INC.” FILED IN THIS OFFICE ON THE TENTH DAY OF JANUARY, A.D. 2007, AT 4:56 O'CLOCK P.M.

       A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor, Secretary of State
4283489 8100V 070031736	AUTHENTICATION: 5348489 DATE: 01-11-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:55 PM 01/10/2007
FILED 04:56 PM 01/10/2007
SRV 070031736 - 4283489 FILE

STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

OF

CHINA BIOLOGIC PRODUCTS, INC.

       FIRST: The name of this corporation shall be: CHINA BIOLOGIC PRODUCTS, INC.

       SECOND: Its registered office in the State of Delaware is to be located at 615 South DuPont Highway, city of Dover County of Kent, Delaware 19901 and its registered agent at such address is National corporte Research, Ltd.

       THIRD: The purposes of the corporation shall be:

  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

       FOURTH: The total number of shares of stock which this corporation is authorized to issue is: 110,000,000 shares, with a par value of $0.0001, of which 100,000,000 shall be Common Stock and 10,000,000 shall be Preferred Stock.

       FIFTH: The mane and address of the incorporator is as follows:

  Sarah-Nicole Pinheiro
  Loeb & Loeb LLP
  345 Park Avenue
  New York, New York 10154

       SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

       SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s dity of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law of (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

       IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 5th day of January, A.D. 2007.

Incorporator: Sarah-Nicole Pinheiro